Exhibit 99.1

Pier 1 Imports Comments on Letter from Alden Global Capital

Experienced, Highly Qualified Board Focused on Executing Strategy

Demands for Abrupt Change Are Not Constructive

FORT WORTH, Texas--(BUSINESS WIRE)--October 14, 2016--Pier 1 Imports, Inc. (NYSE: PIR) today issued the following statement in response to a public letter today to its Board of Directors from Alden Global Capital:

“Pier 1 Imports’ Board of Directors and management team are committed to acting in the best interests of all shareholders. The Company is making significant progress under its omni-channel strategy, with e-commerce now representing 20% of Pier 1 Imports’ sales. As we enter the critical holiday season, the Board of Directors is confident that the programs underway will drive sales and expand market share -- and recent operating results are encouraging. The Board remains focused on the search for a new CEO to guide and execute the Company’s strategy and create increased value for all shareholders.

“Pier 1 Imports values constructive input from investors and regularly engages in dialogue with its shareholders regarding strategy and performance, including five recent meetings and calls with Alden. Nevertheless, Alden has demanded that the Board be immediately reconstituted to include multiple Alden designees, including its President Heath Freeman. This ultimatum, coupled with the threat to run a consent solicitation to replace the Board, is not constructive and could erode shareholder value by undermining the Company’s announced CEO search and disrupting its business in the holiday selling season. Pier 1 Imports has a highly qualified, diverse Board with significant retail experience which was reelected with greater than 98% approval by our shareholders at our annual meeting less than four months ago. Nonetheless, we are mindful of Alden’s significant investment and will continue to engage and attempt to work collaboratively with Alden and all our stockholders to help the Company achieve success and enhance value for all stockholders."

Financial Disclosure Advisory

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to, the effectiveness of the Company’s marketing campaigns and customer databases, consumer spending patterns, inventory levels and values, the Company’s ability to implement planned cost control measures, expected benefits from the real estate optimization initiative, including cost savings and increases in efficiency, changes in foreign currency values relative to the U.S. Dollar, and the Company’s ability to retain a new CEO. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on www.pier1.com.

CONTACT:
Investors:
Pier 1 Imports, Inc.
Bryan Hanley, 817-252-6083
or
Media:
Sard Verbinnen & Co.
George Sard/Robin Weinberg, 212-687-8080